UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: September 22, 2008
(Date of earliest event reported)

Rosetta Resources Inc.
(Exact name of registrant as specified in its charter)

DE	000-51801	43-2083519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

717 Texas, Suite 2800, Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

713-335-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Information

On September 22, 2008, Rosetta Resources Inc. (the “Company”) announced the appointment of Ellen R. DeSanctis as Executive Vice President of Strategy and Development effective September 29, 2008.  Ms. DeSanctis’ responsibilities will include strategic planning, business development and Rosetta’s corporate giving programs.

Prior to joining Rosetta, Ms. DeSanctis has been an independent consultant advising companies in the areas of strategic planning, investor relations and leadership development.  Prior to that, Ms. DeSanctis was at Burlington Resources, most recently in the role of Vice President, Corporate Communications & Strategic Planning. Prior to joining Burlington in 2000, Ms. DeSanctis was employed at Vastar Resources, Inc. with responsibility for investor relations, corporate communications, and business analysis and budgeting. Prior to Vastar, Ms. DeSanctis was employed with Atlantic Richfield Company and subsidiaries in a variety of financial and operational functions. Ms. DeSanctis began her career with Shell Oil in various technical operations positions.

Ms. DeSanctis received a B.A. in Geology & Geological Sciences from Princeton University and a MBA from the University of California, Los Angeles.  She serves as Vice-Chairman of the Board of Directors of the San Jacinto Council of the Girl Scouts of America and is on the Board of Trustees for Holy Spirit Episcopal School of Houston.

The press release is furnished as Exhibit 99.1 to this Current Report. Exhibit 99.1 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial statements:
None
(b)	Pro forma financial information:
None
(c)	Shell company transactions:
None
(d)	Exhibits
	Exhibits.	The Registrant includes a copy of the press release dated September 22, 2008 as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2008	ROSETTA RESOURCES INC.

	By:	/s/ Michael J. Rosinski
Michael J. Rosinski
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated September 22, 2008.